UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  November 20, 2009

InfoLogix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-125575	20-1983837
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 E. County Line Road, Hatboro, Pennsylvania	19040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 604-0691

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On November 20, 2009, InfoLogix, Inc. (the “Company”) issued a press release announcing the completion of a restructuring transaction with Hercules Technology Growth Capital, Inc. and its wholly-owned subsidiary, Hercules Technology I, LLC.  Based upon the consummation of the restructuring, the Company believes that as of the date of this report it has regained compliance with the $2.5 million stockholders’ equity requirement for continued listing on the NASDAQ Capital Market.  The Company is awaiting NASDAQ’s formal determination with respect to its compliance status.  In addition, NASDAQ will continue to monitor the Company’s ongoing compliance with the minimum stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance with that requirement, it may be subject to delisting from NASDAQ.

A copy of the press release is furnished herewith as Exhibit 99.1 to this current report.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

99.1         Press release dated November 20, 2009.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOLOGIX, INC.

Date: November 20, 2009	By:	/s/ John A. Roberts
John A. Roberts
Chief Financial Officer

Exhibit Index

99.1                           Press release dated November 20, 2009.